Exhibit 99.1
ENDO REPORTS FOURTH-QUARTER 2023 FINANCIAL RESULTS
DUBLIN, March 6, 2024 -- Endo International plc (OTC: ENDPQ) today reported financial results for the fourth-quarter ended December 31, 2023.
FOURTH-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Total Revenues, Net	$497,734	$555,812	(10)%	$2,011,518	$2,318,875	(13)%
Reported Loss from Continuing Operations	$(2,441,038)	$(245,163)	NM	$(2,447,786)	$(2,909,618)	(16)%
Reported Diluted Weighted Average Shares	235,220	235,205	—%	235,219	234,840	—%
Reported Diluted Net Loss per Share from Continuing Operations (1)	$(10.38)	$(1.04)	NM	$(10.41)	$(12.39)	(16)%
Reported Net Loss	$(2,441,483)	$(243,535)	NM	$(2,449,807)	$(2,923,105)	(16)%
Adjusted Income from Continuing Operations (2)(3)	$151,060	$189,529	(20)%	$706,534	$463,858	52%
Adjusted Diluted Weighted Average Shares (1)(2)	235,220	236,500	(1)%	235,441	236,404	—%
Adjusted Diluted Net Income per Share from Continuing Operations (2)(3)	$0.64	$0.80	(20)%	$3.00	$1.96	53%
Adjusted EBITDA (2)(3)	$166,341	$210,102	(21)%	$761,838	$892,050	(15)%
__________
(1)Reported Diluted Net Loss per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as Adjusted Income from Continuing Operations, Adjusted Diluted Weighted Average Shares, Adjusted Diluted Net Income per Share from Continuing Operations and Adjusted EBITDA. Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
(3)Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under Endo’s legacy non-GAAP policy. Refer to note (13) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.
CONSOLIDATED FINANCIAL RESULTS
Total revenues were $498 million in fourth-quarter 2023, a decrease of 10% compared to $556 million in fourth-quarter 2022. This decrease was primarily attributable to decreased revenues from the Generic Pharmaceuticals and Sterile Injectables segments, partially offset by increased revenues from the Branded Pharmaceuticals segment.
Reported loss from continuing operations in fourth-quarter 2023 was $2,441 million compared to reported loss from continuing operations of $245 million in fourth-quarter 2022. This change was driven by adjustments to our estimated allowed claims, including with respect to certain litigation matters and debt obligations. The allowed claims will be reduced to reflect actual payments upon Chapter 11 emergence, which is expected to occur in second-quarter 2024.

Adjusted income from continuing operations in fourth-quarter 2023 was $151 million compared to $190 million in fourth-quarter 2022. This change was primarily driven by decreased revenues.
BRANDED PHARMACEUTICALS SEGMENT
Fourth-quarter 2023 Branded Pharmaceuticals segment revenues were $246 million compared to $224 million during fourth-quarter 2022.
Specialty Products revenues increased 16% to $188 million in fourth-quarter 2023 compared to $162 million in fourth-quarter 2022. This change was primarily due to an increase in XIAFLEX® revenues, partially offset by a decrease in SUPPRELIN® LA revenues mainly driven by lower volumes. Fourth-quarter 2023 XIAFLEX® revenues were $148 million, a 29% increase compared to fourth-quarter 2022 driven by increased net selling price and increased volumes. The increase in net selling price was primarily attributable to reversing approximately $14 million of reserves recorded during the first three quarters of 2023 following application of the final Inflation Reduction Act vial-wastage rebate determination.
STERILE INJECTABLES SEGMENT
Fourth-quarter 2023 Sterile Injectables segment revenues were $96 million, a decrease of 11% compared to $108 million during fourth-quarter 2022. This decrease was primarily attributable to competitive pressure on VASOSTRICT® and ADRENALIN®.
GENERIC PHARMACEUTICALS SEGMENT
Fourth-quarter 2023 Generic Pharmaceuticals segment revenues were $139 million, a decrease of 32% compared to $205 million during fourth-quarter 2022. This decrease was primarily attributable to competitive pressure on varenicline tablets, the generic version of Chantix®, and lubiprostone capsules, the authorized generic of Mallinckrodt’s Amitiza®, partially offset by revenue from dexlansoprazole delayed release capsules, the generic version of Dexilant®, which launched during fourth-quarter 2022.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Fourth-quarter 2023 International Pharmaceuticals segment revenues were $17 million, a decrease of 14% compared to $20 million during fourth-quarter 2022. This decrease was primarily attributable to competitive pressure on several products.

2024 FINANCIAL EXPECTATIONS
Endo is providing financial guidance for the full-year ending December 31, 2024, which contemplates key uncertainties, including competitive assumptions related to VASOSTRICT® ready-to-use, ADRENALIN® and generic Dexilant® products. All financial expectations provided by Endo are forward-looking, and actual results may differ materially from such expectations, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Full-Year 2024 Adjusted Results
($ in millions)
Total Revenues, Net	$1,685 - $1,770
EBITDA	$615 - $645
Assumptions:
Segment Revenues:
Branded Pharmaceuticals	$860 - $905
Sterile Injectables	$370 - $390
Generic Pharmaceuticals	$395 - $415
International Pharmaceuticals	$60
Gross Margin as a Percentage of Total Revenues, Net	~67%
Operating Expenses	$585 - $605
CASH, CASH FLOW AND OTHER UPDATES
As of December 31, 2023, the Company had approximately $778 million in unrestricted cash and cash equivalents. Fourth-quarter 2023 net cash provided by operating activities was approximately $115 million compared to approximately $110 million net cash provided by operating activities during fourth-quarter 2022.
Amitiza® is a registered trademark of a Mallinckrodt company.
Dexilant® is a registered trademark of Takeda Pharmaceutical U.S.A., Inc.
Chantix® is a registered trademark of Pfizer Inc.

FINANCIAL SCHEDULES
The following table presents Endo’s unaudited Total revenues, net for the three months and years ended December 31, 2023 and 2022 (dollars in thousands):

	Three Months Ended December 31,		Percent Growth	Year Ended December 31,		Percent Growth
	2023	2022		2023	2022
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$147,760	$114,304	29%	$475,014	$438,680	8%
SUPPRELIN® LA	23,459	28,159	(17)%	96,849	113,011	(14)%
Other Specialty (1)	16,515	19,986	(17)%	73,797	70,009	5%
Total Specialty Products	$187,734	$162,449	16%	$645,660	$621,700	4%
Established Products:
PERCOCET®	$27,584	$26,460	4%	$106,375	$103,943	2%
TESTOPEL®	10,265	10,396	(1)%	42,464	38,727	10%
Other Established (2)	20,186	24,523	(18)%	64,588	86,772	(26)%
Total Established Products	$58,035	$61,379	(5)%	$213,427	$229,442	(7)%
Total Branded Pharmaceuticals (3)	$245,769	$223,828	10%	$859,087	$851,142	1%
Sterile Injectables:
ADRENALIN®	$24,329	$28,790	(15)%	$99,910	$114,304	(13)%
VASOSTRICT®	21,983	28,479	(23)%	93,180	253,696	(63)%
Other Sterile Injectables (4)	49,587	50,472	(2)%	236,473	221,633	7%
Total Sterile Injectables (3)	$95,899	$107,741	(11)%	$429,563	$589,633	(27)%
Total Generic Pharmaceuticals (5)	$139,211	$204,701	(32)%	$650,352	$795,457	(18)%
Total International Pharmaceuticals (6)	$16,855	$19,542	(14)%	$72,516	$82,643	(12)%
Total revenues, net	$497,734	$555,812	(10)%	$2,011,518	$2,318,875	(13)%
__________
(1)Products included within Other Specialty include AVEED®, NASCOBAL® Nasal Spray and QWO®.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for the year ended December 31, 2023 and/or any product having revenues in excess of and/or any product having revenues in excess of $25 million during any completed quarterly period in 2023 or 2022.
(4)No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.
(5)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. Varenicline tablets (Endo’s generic version of Pfizer Inc.’s Chantix®), which launched in September 2021, made up less than 5% and 16% for the three months ended December 31, 2023 and 2022, respectively, and 8% and 13% for the years ended December 31, 2023 and 2022, respectively, of consolidated total revenues. Dexlansoprazole delayed release capsules (Endo’s generic version of Takeda Pharmaceuticals USA, Inc.’s Dexilant®), which launched in November 2022, made up 6% for the quarter and full-year ended December 31, 2023 of consolidated total revenues. No other individual product within this segment has exceeded 5% of consolidated total revenues for the periods presented.
(6)The International Pharmaceuticals segment, which accounted for less than 5% of consolidated total revenues for each of the periods presented, includes a variety of specialty pharmaceutical products sold outside the U.S., primarily in Canada through Endo’s operating company Paladin Labs Inc.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three months and years ended December 31, 2023 and 2022 (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
TOTAL REVENUES, NET	$497,734	$555,812	$2,011,518	$2,318,875
COSTS AND EXPENSES:
Cost of revenues	249,535	294,266	946,415	1,092,499
Selling, general and administrative	140,433	176,957	567,727	777,169
Research and development	28,140	30,230	115,462	128,033
Acquired in-process research and development	—	—	—	68,700
Litigation-related and other contingencies, net	1,556,773	33,984	1,611,090	478,722
Asset impairment charges	357	191,530	503	2,142,746
Acquisition-related and integration items, net	148	1,359	1,972	408
Interest (income) expense, net	(239)	290	—	349,776
Reorganization items, net	942,382	78,766	1,169,961	202,978
Other income, net	(7,525)	(11,907)	(9,688)	(34,054)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(2,412,270)	$(239,663)	$(2,391,924)	$(2,888,102)
INCOME TAX EXPENSE	28,768	5,500	55,862	21,516
LOSS FROM CONTINUING OPERATIONS	$(2,441,038)	$(245,163)	$(2,447,786)	$(2,909,618)
DISCONTINUED OPERATIONS, NET OF TAX	(445)	1,628	(2,021)	(13,487)
NET LOSS	$(2,441,483)	$(243,535)	$(2,449,807)	$(2,923,105)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(10.38)	$(1.04)	$(10.41)	$(12.39)
Discontinued operations	—	—	(0.01)	(0.06)
Basic	$(10.38)	$(1.04)	$(10.42)	$(12.45)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(10.38)	$(1.04)	$(10.41)	$(12.39)
Discontinued operations	—	—	(0.01)	(0.06)
Diluted	$(10.38)	$(1.04)	$(10.42)	$(12.45)
WEIGHTED AVERAGE SHARES:
Basic	235,220	235,205	235,219	234,840
Diluted	235,220	235,205	235,219	234,840

The following table presents unaudited Condensed Consolidated Balance Sheet data at December 31, 2023 and December 31, 2022 (in thousands):

	December 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$777,919	$1,018,883
Restricted cash and cash equivalents	167,702	145,358
Accounts receivable	386,919	493,988
Inventories, net	246,017	274,499
Other current assets	89,944	144,040
Total current assets	$1,668,501	$2,076,768
TOTAL NON-CURRENT ASSETS	3,468,793	3,681,169
TOTAL ASSETS	$5,137,294	$5,757,937
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$537,736	$687,183
Other current liabilities	1,058	2,444
Total current liabilities	$538,794	$689,627
OTHER LIABILITIES	100,192	61,700
LIABILITIES SUBJECT TO COMPROMISE	11,095,868	9,168,782
SHAREHOLDERS’ DEFICIT	(6,597,560)	(4,162,172)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$5,137,294	$5,757,937

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the years ended December 31, 2023 and 2022 (in thousands):

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES:
Net loss	$(2,449,807)	$(2,923,105)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	306,448	391,629
Asset impairment charges	503	2,142,746
Non-cash reorganization items, net	905,868	89,197
Other, including cash payments to claimants from Qualified Settlement Funds	1,672,086	568,726
Net cash provided by operating activities	$435,098	$269,193
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(94,325)	$(99,722)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	—	(90,320)
Proceeds from sale of business and other assets	5,134	41,400
Other	39,397	15,495
Net cash used in investing activities	$(49,794)	$(133,147)
FINANCING ACTIVITIES:
Payments on borrowings, including certain adequate protection payments, net (a)	$(599,492)	$(509,513)
Other	(5,136)	(4,360)
Net cash used in financing activities	$(604,628)	$(513,873)
Effect of foreign exchange rate	704	(4,242)
NET DECREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$(218,620)	$(382,069)
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,249,241	1,631,310
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,030,621	$1,249,241
__________
(a)Beginning during the third quarter of 2022, Endo became obligated to make certain adequate protection payments as a result of the Chapter 11 proceedings, which are currently being accounted for as a reduction of the carrying amount of the related debt instruments and presented as financing cash outflows. Some or all of the adequate protection payments may later be recharacterized as interest expense and/or as operating cash outflows depending upon certain developments in the Chapter 11 proceedings, which could result in increases in interest expense and/or decreases in operating cash flows in future periods that may be material.

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company’s use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company’s reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three months and years ended December 31, 2023 and 2022 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss (GAAP)	$(2,441,483)	$(243,535)	$(2,449,807)	$(2,923,105)
Income tax expense	28,768	5,500	55,862	21,516
Interest (income) expense, net	(239)	290	—	349,776
Depreciation and amortization (1)	74,358	89,342	306,448	387,856
EBITDA (non-GAAP)	$(2,338,596)	$(148,403)	$(2,087,497)	$(2,163,957)
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	7,380	59,356	44,098	198,381
Certain litigation-related and other contingencies, net (3)	1,556,773	33,984	1,611,090	478,722
Certain legal costs (4)	2,069	434	7,256	31,756
Asset impairment charges (5)	357	191,530	503	2,142,746
Fair value of contingent consideration (6)	148	1,359	1,972	408
Share-based compensation (1)	—	4,124	2,091	17,145
Other income, net (7)	(7,525)	(11,907)	(9,688)	(34,054)
Reorganization items, net (8)	942,382	78,766	1,169,961	202,978
Other (9)	2,908	2,487	20,031	4,438
Discontinued operations, net of tax (10)	445	(1,628)	2,021	13,487
Adjusted EBITDA (non-GAAP) (13)	$166,341	$210,102	$761,838	$892,050

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s Loss from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three months and years ended December 31, 2023 and 2022 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Loss from continuing operations (GAAP)	$(2,441,038)	$(245,163)	$(2,447,786)	$(2,909,618)
Non-GAAP adjustments:
Amortization of intangible assets (11)	61,823	75,467	255,933	337,311
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	7,380	59,356	44,098	198,381
Certain litigation-related and other contingencies, net (3)	1,556,773	33,984	1,611,090	478,722
Certain legal costs (4)	2,069	434	7,256	31,756
Asset impairment charges (5)	357	191,530	503	2,142,746
Fair value of contingent consideration (6)	148	1,359	1,972	408
Reorganization items, net (8)	942,382	78,766	1,169,961	202,978
Other (9)	(3,641)	(10,022)	13,485	(32,980)
Tax adjustments (12)	24,807	3,818	50,022	14,154
Adjusted income from continuing operations (non-GAAP) (13)	$151,060	$189,529	$706,534	$463,858

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three months and years ended December 31, 2023 and 2022 (in thousands, except per share data):

Three Months Ended December 31, 2023
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense (income), net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$497,734	$249,535	$248,199	49.9%	$1,725,851	346.7%	$(1,477,652)	(296.9)%	$934,618	$(2,412,270)	$28,768	(1.2)%	$(2,441,038)	$(445)	$(2,441,483)	$(10.38)
Items impacting comparability:
Amortization of intangible assets (11)	—	(61,823)	61,823		—		61,823		—	61,823	—		61,823	—	61,823
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(702)	702		(6,678)		7,380		—	7,380	—		7,380	—	7,380
Certain litigation-related and other contingencies, net (3)	—	—	—		(1,556,773)		1,556,773		—	1,556,773	—		1,556,773	—	1,556,773
Certain legal costs (4)	—	—	—		(2,069)		2,069		—	2,069	—		2,069	—	2,069
Asset impairment charges (5)	—	—	—		(357)		357		—	357	—		357	—	357
Fair value of contingent consideration (6)	—	—	—		(148)		148		—	148	—		148	—	148
Reorganization items, net (8)	—	—	—		—		—		(942,382)	942,382	—		942,382	—	942,382
Other (9)	—	(375)	375		(2,533)		2,908		6,549	(3,641)	—		(3,641)	—	(3,641)
Tax adjustments (12)	—	—	—		—		—		—	—	(24,807)		24,807	—	24,807
Discontinued operations, net of tax (10)	—	—	—		—		—		—	—	—		—	445	445
After considering items (non-GAAP) (13)	$497,734	$186,635	$311,099	62.5%	$157,293	31.6%	$153,806	30.9%	$(1,215)	$155,021	$3,961	2.6%	$151,060	$—	$151,060	$0.64

Three Months Ended December 31, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$555,812	$294,266	$261,546	47.1%	$434,060	78.1%	$(172,514)	(31.0)%	$67,149	$(239,663)	$5,500	(2.3)%	$(245,163)	$1,628	$(243,535)	$(1.04)
Items impacting comparability:
Amortization of intangible assets (11)	—	(75,467)	75,467		—		75,467		—	75,467	—		75,467	—	75,467
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(38,153)	38,153		(21,203)		59,356		—	59,356	—		59,356	—	59,356
Certain litigation-related and other contingencies, net (3)	—	—	—		(33,984)		33,984		—	33,984	—		33,984	—	33,984
Certain legal costs (4)	—	—	—		(434)		434		—	434	—		434	—	434
Asset impairment charges (5)	—	—	—		(191,530)		191,530		—	191,530	—		191,530	—	191,530
Fair value of contingent consideration (6)	—	—	—		(1,359)		1,359		—	1,359	—		1,359	—	1,359
Reorganization items, net (8)	—	—	—		—		—		(78,766)	78,766	—		78,766	—	78,766
Other (9)	—	(125)	125		(2,355)		2,480		12,502	(10,022)	—		(10,022)	—	(10,022)
Tax adjustments (12)	—	—	—		—		—		—	—	(3,818)		3,818	—	3,818
Discontinued operations, net of tax (10)	—	—	—		—		—		—	—	—		—	(1,628)	(1,628)
After considering items (non-GAAP) (13)	$555,812	$180,521	$375,291	67.5%	$183,195	33.0%	$192,096	34.6%	$885	$191,211	$1,682	0.9%	$189,529	$—	$189,529	$0.80

Year Ended December 31, 2023
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense (income), net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,011,518	$946,415	$1,065,103	53.0%	$2,296,754	114.2%	$(1,231,651)	(61.2)%	$1,160,273	$(2,391,924)	$55,862	(2.3)%	$(2,447,786)	$(2,021)	$(2,449,807)	$(10.41)
Items impacting comparability:
Amortization of intangible assets (11)	—	(255,933)	255,933		—		255,933		—	255,933	—		255,933	—	255,933
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(4,514)	4,514		(39,584)		44,098		—	44,098	—		44,098	—	44,098
Certain litigation-related and other contingencies, net (3)	—	—	—		(1,611,090)		1,611,090		—	1,611,090	—		1,611,090	—	1,611,090
Certain legal costs (4)	—	—	—		(7,256)		7,256		—	7,256	—		7,256	—	7,256
Asset impairment charges (5)	—	—	—		(503)		503		—	503	—		503	—	503
Fair value of contingent consideration (6)	—	—	—		(1,972)		1,972		—	1,972	—		1,972	—	1,972
Reorganization items, net (8)	—	—	—		—		—		(1,169,961)	1,169,961	—		1,169,961	—	1,169,961
Other (9)	—	(1,278)	1,278		(18,753)		20,031		6,546	13,485	—		13,485	—	13,485
Tax adjustments (12)	—	—	—		—		—		—	—	(50,022)		50,022	—	50,022
Discontinued operations, net of tax (10)	—	—	—		—		—		—	—	—		—	2,021	2,021
After considering items (non-GAAP) (13)	$2,011,518	$684,690	$1,326,828	66.0%	$617,596	30.7%	$709,232	35.3%	$(3,142)	$712,374	$5,840	0.8%	$706,534	$—	$706,534	$3.00

Year Ended December 31, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,318,875	$1,092,499	$1,226,376	52.9%	$3,595,778	155.1%	$(2,369,402)	(102.2)%	$518,700	$(2,888,102)	$21,516	(0.7)%	$(2,909,618)	$(13,487)	$(2,923,105)	$(12.39)
Items impacting comparability:
Amortization of intangible assets (11)	—	(337,311)	337,311		—		337,311		—	337,311	—		337,311	—	337,311
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(61,806)	61,806		(136,575)		198,381		—	198,381	—		198,381	—	198,381
Certain litigation-related and other contingencies, net (3)	—	—	—		(478,722)		478,722		—	478,722	—		478,722	—	478,722
Certain legal costs (4)	—	—	—		(31,756)		31,756		—	31,756	—		31,756	—	31,756
Asset impairment charges (5)	—	—	—		(2,142,746)		2,142,746		—	2,142,746	—		2,142,746	—	2,142,746
Fair value of contingent consideration (6)	—	—	—		(408)		408		—	408	—		408	—	408
Reorganization items, net (8)	—	—	—		—		—		(202,978)	202,978	—		202,978	—	202,978
Other (9)	—	(500)	500		(3,925)		4,425		37,405	(32,980)	—		(32,980)	—	(32,980)
Tax adjustments (12)	—	—	—		—		—		—	—	(14,154)		14,154	—	14,154
Discontinued operations, net of tax (10)	—	—	—		—		—		—	—	—		—	13,487	13,487
After considering items (non-GAAP) (13)	$2,318,875	$692,882	$1,625,993	70.1%	$801,646	34.6%	$824,347	35.5%	$353,127	$471,220	$7,362	1.6%	$463,858	$—	$463,858	$1.96

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three months and years ended December 31, 2023 and 2022 are as follows:
(1)    Depreciation and amortization and Share-based compensation amounts per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives.
(2)    Adjustments for amounts related to continuity and separation benefits, cost reductions and strategic review initiatives included the following (in thousands):

	Three Months Ended December 31,
	2023		2022
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$693	$6,677	$5,802	$21,642
Inventory adjustments	9	1	32,351	116
Other, including strategic review initiatives	—	—	—	(555)
Total	$702	$6,678	$38,153	$21,203

	Year Ended December 31,
	2023		2022
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$3,833	$39,866	$18,301	$67,277
Accelerated depreciation	—	—	2,164	1,660
Inventory adjustments	90	(323)	33,785	2,577
Other, including strategic review initiatives	591	41	7,556	65,061
Total	$4,514	$39,584	$61,806	$136,575
The amounts in the tables above include adjustments related to previously announced restructuring activities, certain continuity and transitional compensation arrangements, certain other cost reduction initiatives and certain strategic review initiatives.
(3)    To exclude adjustments to accruals for litigation-related settlement charges.
(4)    To exclude amounts related to opioid-related legal expenses.
(5)    Adjustments for asset impairment charges included in the following (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Goodwill impairment charges	$—	$—	$—	$1,845,000
Other intangible asset impairment charges	—	185,548	—	288,701
Property, plant and equipment impairment charges	357	5,982	503	9,045
Total	$357	$191,530	$503	$2,142,746
(6)    To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(7)    To exclude Other income, net per the Consolidated Statements of Operations.

(8)    Amounts relate to the net expense or income recognized during Endo’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.
(9)    The “Other” rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net loss (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended December 31,
	2023			2022
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$2,156	$—	$—	$1,786
Gain on sale of business and other assets	—	—	(8,705)	—	—	(14,288)
Other miscellaneous	375	2,533	—	125	2,355	—
Total	$375	$2,533	$(6,549)	$125	$2,355	$(12,502)

	Year Ended December 31,
	2023			2022
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$2,159	$—	$—	$(5,328)
Gain on sale of business and other assets	—	—	(8,705)	—	—	(26,508)
Other miscellaneous	1,278	18,753	—	500	3,925	(5,569)
Total	$1,278	$18,753	$(6,546)	$500	$3,925	$(37,405)
The “Other” row included in the reconciliations of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Cost of revenues” and “Operating expenses” columns.
(10)    To exclude the results of the businesses reported as discontinued operations, net of tax.
(11)    To exclude amortization expense related to intangible assets.
(12)    Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(13)    Amounts of Acquired in-process research and development charges included within these non-GAAP financial measures are set forth in the table below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Acquired in-process research and development charges	$—	$—	$—	$68,700
(14)    Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP	235,220	235,205	235,219	234,840
Non-GAAP Adjusted	235,220	236,500	235,441	236,404

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the Company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo
Endo (OTC: ENDPQ) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from passionate team members around the globe collaborating to bring treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including, but not limited to, statements with respect to financial guidance, expectations or outlook, bankruptcy court hearings or approvals, Chapter 11 emergence, and any other statements that refer to expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “outlook,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. All forward-looking statements in this communication reflect the Company’s current views as of the date of this communication about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: the Company’s restructuring activities; the timing, impact or results of any pending or future litigation, investigations, proceedings or claims, including opioid, tax and antitrust related matters; actual or contingent liabilities; settlement discussions or negotiations; the Company's liquidity, financial performance, cash position and operations; the Company's strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company's businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to obtain approval and consummate the proposed Plan or Reorganization or a sale under Section 363 of the U.S. Bankruptcy Code; the adequacy of the capital resources of the Company's businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company's businesses; the unpredictability of the Company's financial results while in Chapter 11 proceedings; the Company's ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company's indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the restructuring support agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company's ability to conduct business as usual; the Company's ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company's ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; adverse litigation; the risk that the Company's Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the impact of competition and the timing of competitive entrants; the Company’s ability to satisfy judgments or settlements or pursue appeals including bonding requirements; the Company’s ability to adjust to changing market conditions; the Company’s ability to attract and retain key personnel; supply chain interruptions or difficulties; changes in competitive or market conditions; changes in legislation or regulatory developments; the Company’s ability to obtain and maintain adequate protection for intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the Company’s ability to integrate any newly acquired products into its portfolio and achieve any financial or commercial expectations; the impact that known and unknown side effects may have on market perception and consumer preference for the Company’s products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic initiatives; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; the Company’s ability to advance its strategic priorities, develop its product pipeline and continue to develop the market for XIAFLEX® and other branded and unbranded products; and the Company’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including consumer confidence and debt levels, inflation, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions and the impact of continued economic volatility, can materially affect the Company’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Additional information concerning risk factors, including those referenced above, can be found in press releases issued by the Company, as well as public periodic filings with the U.S. Securities and Exchange Commission (the “SEC”) and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Copies of the Company’s press releases and additional information about the Company are available at www.endo.com or you can contact the Endo Investor Relations Department at relations.investor@endo.com.
SOURCE Endo International plc

Media:	Investors:
Linda Huss	Laure Park
(484) 216-6829	(845) 364-4862
media.relations@endo.com	relations.investor@endo.com
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